EXHIBIT 10 AMENDMENT ONE TO THE 1994 DIRECTORS' STOCK OPTION PLAN OF METROBANCORP DATED APRIL 24, 1997.


                      AMENDMENT ONE TO THE 1994
                     DIRECTORS' STOCK OPTION PLAN
                           OF METROBANCORP

     This Amendment One to the 1994 Directors' Stock Option Plan of MetroBanCorp ("Plan") is hereby adopted this 24 day of April, 1997 by MetroBanCorp ("Holding Company"), effective as of January 1, 1997;

                         W I T N E S S E T H:

     WHEREAS, the Holding Company adopted the Plan for the purposes set forth therein; and

     WHEREAS, pursuant to paragraph 10 of the Plan, the Holding
Company reserved the right to amend the Plan with respect to certain matters by action of its Board of Directors; and

     WHEREAS, the Board of Directors has approved and adopted this Amendment One, subject to the approval thereof by the holders of a majority of the outstanding common stock of the Holding Company represented at the 1997 annual meeting;

     NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 1997, unless otherwise stated herein, in the following particulars:

          1.   By substituting the following for Paragraph 1 of the
          Plan:

          "1. Purpose. The Plan is designed to promote the interests of MetroBanCorp ("Holding Company"), through the granting of nonqualified stock options ("NSOs") to the members of the Board of Directors of the Holding Company ("Holding Company Directors") and to the members of the Board of Directors of its banking subsidiary, MetroBank ("Bank Directors")."

     2.   By substituting the following for Paragraph 2(d) of the
          Plan:

          "(d) No Contract of Employment. Neither the Plan nor any stock option agreement executed hereunder shall constitute a contract of employment between the Holding Company and a Holding Company Director or between the Bank and a Bank Director. Participation in the Plan does not give any Director the right to be retained, nominated or re-elected as a Director."

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     3.   By substituting the following for Paragraph 3 of the Plan:

          "3. Shares Covered By the Plan. The stock to be subject to options under the Plan shall be shares of authorized common stock of the Holding Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination thereof, as the Committee may from time to time determine. Subject to the provisions of Paragraph 10, the maximum number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed two hundred twenty-seven thousand five hundred (227,500) shares.
               Of these shares, fifty thousand (50,000) have previously been made the subject of options granted under the Plan. Of the remaining one hundred seventy-seven thousand five hundred (177,500) shares, a total of one hundred fifty thousand (150,000) shares shall be allocated to Holding Company Directors and twenty-seven thousand five hundred (27,500) shares shall be allocated to Bank Directors. Shares covered by an option that are forfeited due to termination of service or that remain unpurchased upon expiration or termination of the option may not be made subject to further options."

     4.   By substituting the following for Paragraph 4 of the Plan:

          "4. Eligibility. Only those individuals who are serving as Holding Company Directors or Bank Directors on January 1, 1997, shall be eligible to receive grants of NSO's under the Plan. Each such Holding Company Director as of that date shall receive options to acquire three thousand (3,000) shares of Holding Company stock. Each such Bank Director as of that date shall receive options to acquire five hundred (500) shares of Holding Company stock. Each year thereafter, for a period of four (4) consecutive years, each such Holding Company Director shall receive options to acquire three thousand (3,000) shares of Holding Company stock. Each year thereafter, for a period of four (4) consecutive years, each such Bank Director shall receive options to acquire five hundred (500) shares of Holding Company stock."

     5.   By substituting the following for Paragraph 5 of the Plan:

          "5. Option Price. The exercise price per share of stock under each NSO granted to a Holding Company Director or Bank Director shall be the per share last trade price of the Holding Company's stock as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on the date that the option is granted. If an option is granted on a date on which the NASDAQ is not open for trading, or on which shares of the Holding Company's stock did not trade, the exercise price shall be the per share last trade price of the Holding Company's stock on the most recent trading day preceding the day on which the option is granted."

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     6.   By substituting the following for Paragraph 7 of the Plan, effective with respect to all options granted under the
          Plan:

          "7.  Vesting and Exercise of Options.

               (a) Options granted hereunder shall be fully vested and shall become immediately exercisable on and after the date of grant.

               (b) During the lifetime of a Director, all options granted hereunder shall be exercisable only by the Director, except with respect to options transferred by a Director to a Family Member in accordance with the provisions of paragraph 9. During the lifetime of a Family Member to whom any options have been transferred in accordance with paragraph 9, such options shall be exercisable only by such Family Member.

               (c) All rights to exercise an option, whether exercisable by a Director or Family Member, shall terminate on the date on which the Director ceases to be a Director of the Holding Company or the Bank, and shall thereupon be forfeited. Provided, however, if the Director dies or becomes permanently and totally disabled while actively serving as a Director, the option shares otherwise exercisable may be exercised within one (1) year from the date his status as a Director ceases for such reasons."

               (d) Upon the death of a Family Member to whom any options have been transferred in accordance with paragraph 9, any options which were exercisable by such Family Member immediately prior to his death may be exercised by the executor or administrator of his estate; provided, however, that such executor's or administrator's right to exercise such options shall terminate upon the earlier to occur of
          (i) one (1) year following the death of the Family Member; or (ii) the expiration of the option pursuant to its terms."

     7. By substituting the following for Paragraph 9 of the Plan, effective with respect to all options granted under the
          Plan:

          "9.  Limited Transferability.

               (a) No option granted under the Plan shall be transferable except (i) by will or by the laws of descent and distribution; or (ii) to a Family Member of a Director in accordance with the provisions of this paragraph 9. An option that is transferred to a Family Member shall not be transferable by such Family Member, except for any transfer by such Family Member's will or by the laws of descent and distribution upon the death of such Family Member.

               (b) All options granted under the Plan that have been transferred by a Director to a Family Member in accordance with this paragraph 9 must be exercised by such Family Member and, in the event of the death of such Family Member, by such Family Member's executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the options must be exercised) as the Director or, in the event of the Director's death, the executor or administrator of the Director's estate could have exercised such options.

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               (c)   For purposes of this paragraph 9, "Family Member"
          means (i) a Director's spouse; (ii) a Director's children or more remote descendants (natural and adopted) (collectively, the "Issue"); (iii) any partnerships which, by their terms, limit the partners thereof to the Director's spouse or Issue; and (iv) any trusts established solely for the benefit of the Director's spouse or Issue, provided that such spouse or Issue survives the trust's termination date."

     8.   All other provisions of the Plan shall remain the same.

     IN WITNESS WHEREOF, MetroBanCorp, by its officers thereunder duly authorized, has executed this Amendment One to the 1997 Directors' Stock Option Plan of MetroBanCorp this 24 day of April, 1997, but effective as of January 1, 1997, unless otherwise stated herein.

                                   METROBANCORP



                                   /s/ IKE G. BATALIS
                                   ------------------
                                   Ike G. Batalis, President

[SEAL]

ATTEST:


/s/ CHARLES V. TUREAN
---------------------
Charles V. Turean, Secretary


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